EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-17701 of Peoples Energy Corporation on Form S-8 of our report dated December 10, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting principle) appearing in the Annual Report on Form 10-K of Peoples Energy Corporation for the year ended September 30, 2003.

DELOITTE & TOUCHE LLP

Chicago, Illinois
June 3, 2004